EXHIBIT 10.4

CHARMING SHOPPES, INC.
2004 STOCK AWARD AND INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT

Agreement dated as of April 2, 2009 (the “Grant Date”) between CHARMING SHOPPES, INC. (the “Company”) and James P. Fogarty (the “Employee”).

WHEREAS, the Employee has commenced employment with the Company in the capacity of President and Chief Executive Officer, and as a member of the Board of Directors of the Company, with effect from the Grant Date;

WHEREAS, the Company determined to grant the stock appreciation rights more fully described in this Agreement to the Employee; and

WHEREAS, the Company and the Employee are parties to a Severance Agreement dated as of April 2, 2009, (the “Severance Agreement”).

1.           Grant of SAR; Consideration; Employee Acknowledgments.

The Company hereby confirms the grant, under the Company’s 2004 Stock Award and Incentive Plan (the “Plan”), to the Employee on the Grant Date of a stock appreciation right (the “SAR”) with respect to 900,000 shares of the Company’s common stock, par value $.10 per share (the “Shares”).  The SAR represents the right to receive, at exercise, a number of Shares with a then Fair Market Value equal to the appreciation in value of the Shares over the base amount.  The base amount is $1.82 per share, which is the Fair Market Value of a Share on the Grant Date (the “Base Amount”).

The Employee shall be required to pay no consideration for the grant of the SAR except for his agreement to become employed by the Company and to provide services to the Company prior to exercise and his agreement to abide by the terms set forth in the Plan, this Stock Appreciation Rights Agreement (the “Agreement”), and any Rules and Regulations under the Plan.  The Employee acknowledges and agrees that (i) the SAR is nontransferable, except as provided in Section 9 hereof and in the Plan, (ii) the SAR is subject to forfeiture in the event of Employee’s termination of employment in certain circumstances, as specified in Section 7 hereof, and (iii) sales of Shares will be subject to the Federal securities laws as well as the Company’s policies regulating trading by employees, including any applicable “blackout” or other designated periods in which sales of Shares are not permitted.

2.           Incorporation of Plan by Reference.

            The SAR has been granted to the Employee under the Plan.  All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.  If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.  The Employee hereby accepts the grant of the SAR, acknowledges receipt of the Plan, and agrees to be bound by all the terms and provisions hereof and thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Board or Committee under the Plan.

3.           Date When Exercisable.

(a) This SAR may be exercised only if and to the extent that it has become exercisable as specified in this Agreement.  Subject to acceleration as provided in Section 6 below, and limitations on exercisability imposed in Sections 6 and 7 below, and all other terms and conditions of this Agreement, this SAR shall become exercisable as follows:

Vesting Date	Exercisable Portion of SAR
April 2, 2010	25%
April 2, 2011	25%
April 2, 2012	25%
April 2, 2013	25%

(b) The number of Shares with respect to which the SAR may be exercised shall be cumulative, but shall not exceed 100% of the Shares subject to the SAR.  If the foregoing schedule would produce fractional Shares, the number of Shares for which the SAR becomes exercisable shall be rounded to the nearest whole Share.  The SAR shall expire at 5:00 p.m. on the day before the seventh anniversary of the Grant Date, unless the SAR terminates on an earlier date as provided herein.

4.           Method of Exercise.

(a) The SAR may be exercised, to the extent the SAR is then vested and exercisable, by delivery to and receipt by the Secretary of the Company at 3750 State Road, Bensalem, Pennsylvania 19020, of a written notice, signed by the Employee, specifying the portion of the vested SAR that the Employee wishes to exercise.  Simultaneous with or as soon as practicable after the receipt of such notice, the Company shall deliver to the Employee a number of whole Shares that will be determined by dividing the Stock Appreciation by the Fair Market Value of a Share on the date of exercise, less applicable tax withholding.  ”Stock Appreciation” shall mean the amount that results from multiplying (i) the number of Shares as to which the SAR is exercised by (ii) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Amount.  Only whole Shares will be delivered pursuant to the exercise of the SAR.

(b) Upon exercise of the SAR, the Company will deliver a stock certificate for the Shares to be delivered, with any requisite legend affixed.  Such exercise may include instructions to the Company to deliver Shares due upon exercise of the SAR to any registered broker or dealer designated by the Committee in lieu of delivery to the Employee.  Such instructions must designate the account into which the Shares are to be deposited.  The method of exercise and related matters governed by this Section 4 shall be subject to Rules and Regulations adopted by the Committee and in effect at the time the Employee’s notice of exercise is received by the Company; such Rules and Regulations may vary from or limit the procedures specified in this Section 4, and may specify other methods of exercise.  Upon exercise of any portion of the SAR, the exercised portion of the SAR shall terminate and cease to be outstanding.

(c) If, on the date on which the vested SAR will terminate according to its terms, the Employee has not given the Company written notice of exercise, and if the Stock Appreciation amount is a positive number, then the outstanding vested portion of the SAR shall be automatically exercised and taxes shall be withheld as described in Section 5 below.

5.           Tax Withholding.

The Company will withhold from the Shares to be delivered upon the exercise of the SAR a sufficient number of such Shares to satisfy the minimum federal, state and local tax withholding obligations relating to the SAR exercise.  The Shares withheld will be valued at the Fair Market Value on the date of exercise, determined in such manner as may be specified under the Plan.

6.           Acceleration of Exercisability; Change of Control Provisions; Definitions.

(a) The following provisions shall apply in the event of a Change of Control:

(i) In the event of a Change of Control at a time when the Employee is employed by the Company or any of its subsidiaries, if the acquiring company does not convert the Employee’s outstanding SAR to a stock appreciation right with respect to the stock of the acquiring company (or the parent of the acquiring company, if the acquiror is a subsidiary) that has the same economic value, vesting provisions and other terms as the Employee’s outstanding SAR, this SAR shall become fully vested and exercisable immediately prior to the occurrence of such Change of Control.

(ii) If the Employee’s employment is terminated as a result of a Qualifying Termination which occurs upon or within 24 months following a Change of Control, the SAR shall become fully vested and exercisable on the date of the Qualifying Termination (to the extent that it is not already vested).

(b) Exercise after a Change of Control.  In the event of the Employee’s termination of employment after a Change of Control, the vested SAR, to the extent then outstanding, shall be exercisable for the applicable time period described in Section 7(a)(iii), (iv), (v), (vi) or (vii) (determined without regard to any requirement that the termination occur at least one year after the Grant Date).

(c)  Other Actions.  In the event of a Change of Control, the Committee may make such adjustments and take such other actions with respect to outstanding SARs as the Committee deems appropriate pursuant to Section 10(c) of the Plan.

(d)   Involuntary Termination:  Without Cause; Good Reason. If the Employee’s employment is terminated by the Company without Cause or if he terminates his employment for Good Reason, this SAR shall become vested and exercisable on the date of such termination of employment to the extent set forth below (which shall include (and shall not be in addition to) that portion of this SAR which has already become vested and exercisable pursuant to Section 3 hereof):

Date of Employment Termination	Exercisable Portion of SAR
April 2, 2009 to April 1, 2010	50%
April 2, 2010 to April 1, 2011	75%
April 2, 2011 and thereafter	100%

(e)   Definitions of Certain Terms.  For purposes of this Agreement, the following definitions shall have the meanings ascribed to them in the Severance Agreement:

“Beneficial Owner”; “Cause”; “Change of Control” (except that “20%” in Section 2.7(a) of the Severance Agreement shall be changed to “50%” for purposes of this Agreement); “Good Reason”; “Notice of Termination”; “Qualifying Termination”; “Disability”; “Person”; “Related Party”;  “Retirement”; and “Voting Securities”

7.           Termination of Employment.

(a) This SAR shall terminate and no longer be exercisable at the earlier of (i) the scheduled expiration time of the SAR, as set forth in Section 3(b) above, or (ii) the earliest time specified below at or following a termination of employment of the Employee.  In the event of termination of employment before a Change of Control, the SAR shall be exercisable as follows:

(i) The SAR shall terminate at the time of voluntary termination of the Employee’s employment with the Company and its subsidiaries at any time prior to the expiration of one year after the Grant Date of this SAR, other than by reason of the Employee’s death, Disability or Retirement, in which event the SAR shall no longer be exercisable.

(ii) The SAR shall terminate at the time of the involuntary termination for Cause of the Employee’s employment with the Company and its subsidiaries in which event the SAR shall no longer be exercisable.

(iii) The SAR shall continue in effect until the expiration of 90 days after the voluntary termination of the Employee’s employment with the Company and its subsidiaries, other than on account of Retirement, at any time after the expiration of one year after the Grant Date of this SAR.  During such 90 day period, this SAR shall be exercisable only to the extent that it was exercisable at the date of the Employee’s termination of employment.

(iv) The SAR shall continue in effect until the expiration of 90 days after the date the Employee terminates his employment for Good Reason or the involuntary termination of the Employee’s employment, other than for reasons of Cause or Disability, with the Company and its subsidiaries at any time.  During such 90 day period, this SAR shall be exercisable to the extent that it was exercisable at the date of the Employee’s termination of employment pursuant to Section 6(d).

(v) The SAR shall continue in effect until the expiration of one year after the Employee’s termination of employment upon Retirement.  During such one year period, this SAR shall be exercisable to purchase the number of Shares as to which the SAR was exercisable at the date of Retirement, plus the number of additional Shares (if any) equal to the product of (i) the number of Shares as to which the SAR would have become exercisable on the next vesting date pursuant to Section 3(a) after the date of Retirement in the absence of a termination (but disregarding any other event occurring prior to that date), and (ii) a fraction, the numerator of which shall be the number of full and partial months that the Employee has been employed by the Company or any of its subsidiaries between the Grant Date and the date of Retirement and the denominator of which shall be the number of full or partial months between the Grant Date and the next vesting date pursuant to Section 3(a) after the date of Retirement.

(vi) The SAR shall continue in effect until the expiration of one year after the Employee’s death if the Employee dies while employed by the Company or any of its subsidiaries.  During such one year period, this SAR shall be exercisable to the extent that it was exercisable at the date of the Employee’s death, plus the number of additional shares (if any) as to which the SAR would have become exercisable within 180 days from the date of the Employee’s death pursuant to Section 3(a) but for the death of the Employee (but disregarding any other event occurring prior to that date).

(vii) The SAR shall continue in effect until the expiration of one year after the termination of the Employee’s employment with the Company and its subsidiaries by reason of the Employee’s Disability.  During such one year period, this SAR shall be exercisable to the extent that it was exercisable at the date of the Employee’s Disability, plus the number of additional shares (if any) as to which the SAR would have become exercisable within 180 days from the date of the Employee’s Disability pursuant to Section 3(a) but for the Disability of the Employee (but disregarding any other event occurring prior to that date).

(b) Any portion of the SAR that is not exercisable at the date of termination of employment and that does not become exercisable pursuant to Section 7(a) shall terminate as of the Employee’s termination date.  Notwithstanding anything in this Section 7 to the contrary, in no event may the SAR be exercised after the expiration date of the SAR as set forth in Section 3(b).

(c) Except as provided in Section 8, an Employee shall not be deemed to have terminated employment for purposes of this Section 7 if his employment terminates with the Company but thereafter continues with one of the Company’s subsidiaries or terminates with a subsidiary but thereafter continues with the Company or another subsidiary.

8.           Change in Job Status.

Should the Employee cease to have the titles of President and Chief Executive Officer of the Company (other than in connection with the termination of the Employee’s employment with the Company) then the Employee’s employment with the Company and its subsidiaries shall be deemed to have been terminated involuntarily (but not for Cause) in respect of all or a portion of this SAR.

9.           Limits on Transfer of SARs; Beneficiaries.

No right or interest of a participant in this SAR shall be pledged, encumbered or hypothecated to or in favor of any third party or shall be subject to any lien, obligation or liability of the Employee to any third party.  This SAR shall not be transferable to any third party by the Employee otherwise than by will or the laws of descent and distribution, and this SAR shall be exercisable, during the lifetime of the Employee, only by the Employee; provided, however, that the Employee will be entitled to designate a beneficiary or beneficiaries to exercise his or her rights under this SAR upon the death of the Employee, in the manner and to the extent permitted by the Committee under Rules and Regulations adopted by the Committee under the Plan, and the Committee may permit transfers otherwise to the extent permitted under the Plan.

10.           Investment Representation.

         Unless, at the time of any exercise of this SAR, the issuance and delivery of Shares hereunder to the Employee is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and complies with all applicable registration requirements under state securities laws, the Employee shall provide to the Company, as a condition to the valid exercise of this SAR and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he or she is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Employee shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the Securities and Exchange Commission, and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Shares shall be registered under a currently effective registration statement under the Securities Act and complies with all applicable registration requirements under state securities laws.  The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

11.           Miscellaneous.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.  This Agreement constitutes the entire agreement between the parties with respect to the SAR, and supersedes any prior agreements or documents with respect to the SAR.  No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Employee with respect to the SAR shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Employee.

CHARMING SHOPPES, INC.

By: ________________________________
(Authorized Officer)

EMPLOYEE:

____________________________________
James P. Fogarty